News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA  91201-2349
www.psbusinessparks.com


                                           For Release: Immediately
                                           Date:        September  21, 2005
                                           Contact:     Mr. Edward A. Stokx
                                                        (818) 244-8080, Ext. 649

PS BUSINESS PARKS, INC. TO RELEASE THIRD QUARTER 2005 EARNINGS AND HOST QUARTERLY CONFERENce Call

GLENDALE, California - PS Business Parks, Inc. (AMEX: PSB) announced today that it intends to release its third quarter 2005 earnings after the close of business on Monday, October 31, 2005.

A conference  call is scheduled  for  Tuesday,  November 1, 2005,  at 10:00 a.m.
(PST) to discuss the third quarter results. The toll free number is 1-800-399-4409; the conference ID is 9553616. The call will also be available via a live webcast on the Company's website. A replay of the conference call will be available through November 8, 2005 at 1-800-642-1687. A replay of the conference call webcast will also be available on the Company's website.


Company Information
-------------------

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2005, PSB wholly owned approximately 17.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5.1 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.3 million sq. ft.), Oregon (1.9 million sq. ft.), Virginia (2.8 million sq. ft.) and Maryland (1.2 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's website is www.psbusinessparks.com.


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